                 [Letterhead of Luse Gorman Pomerenk & Schick]

                                                                       EXHIBIT 5

(202) 274-2000

March 16, 2006

The Board of Directors
Monadnock Bancorp, Inc.
One Jaffrey Road
Peterborough, New Hampshire 03458

               RE:   MONADNOCK BANCORP, INC.
                     COMMON STOCK, PAR VALUE $0.01 PER SHARE

Gentlemen:

      You have requested the opinion of this firm as to certain matters in connection with the offer and sale (the "Offering") of the shares of common stock, par value $0.01 per share ("Common Stock") of Monadnock Bancorp, Inc. (the "Company"). We have reviewed the Company's Articles of Incorporation, Registration Statement on Form SB-2 (the "Form SB-2"), as well as applicable statutes and regulations governing the Company and the offer and sale of the Common Stock.

      We are of the opinion that upon the declaration of effectiveness of the Form SB-2, the Common Stock, when sold, will be legally issued, fully paid and non-assessable.

      We hereby consent to our firm being referenced under the caption "Legal Matters" and to the filing of this opinion as an exhibit to the Form SB-2.

                                Very truly yours,

                                /s/ LUSE GORMAN POMERENK & SCHICK

                                LUSE GORMAN POMERENK & SCHICK
                                A PROFESSIONAL CORPORATION